EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT, effective as of the dates indicated on Schedule A, shall be between LINCOLN INVESTMENT ADVISORS CORPORATION (“LIA”) and LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the “Trust”), on behalf of each series (each, a “Fund”) set forth in Schedule A to this Expense Limitation Agreement.

WHEREAS, the Trust’s Board of Trustees has determined that it is in the best interests of each Fund to enter into an Expense Limitation Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1.	Expense Limitation.

(a) Applicable Expense Limit. To the extent that the ordinary operating expenses (“Fund Operating Expenses”) incurred by a Fund in any fiscal year, including, but not limited to, investment management fees of LIA and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940 Act (the “1940 Act”), but excluding interest, taxes, brokerage commissions, underlying fund fees and expenses, extraordinary expenses such as litigation, and other expenses not incurred in the ordinary course of such Fund’s business, exceed the Operating Expense Limit, as defined below, such excess amount (the “Excess Amount”) shall be the liability of LIA.

(b) Operating Expense Limit. The Operating Expense Limit in any year with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of each Fund.

(c) Method of Computation. To determine LIA’s obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund shall be estimated and accrued. Each day, a Fund shall also calculate an Operating Expense Limit Amount, based on each Fund’s average net assets and its Annual Expense Limit. If the total expenses exceed the Operating Expense Limit Amount, a Fund shall record a receivable from LIA in an amount equal to the Excess Amount less any such receivables previously recorded for the fiscal period. Shortly after the end of each month, each Fund shall deliver to LIA a statement indicating the Excess Amount owed to that Fund for the month and LIA will remit to that Fund an amount that is sufficient to pay that monthly Excess Amount. LIA’s method of notification and payment to each Fund shall be as mutually agreed upon by LIA and the Fund.

(d) Adjustment Payments. At least annually, and more frequently throughout the year if mutually agreed to by the parties, an adjustment payment shall be made by the appropriate party in order that the payments remitted by LIA to each Fund with respect to the previous fiscal year shall equal the Excess Amount for that Fund.

2.	Term and Termination of Agreement.

This Agreement will continue with respect to each Fund in accordance with the dates indicated on Schedule A, and renew automatically for one year terms unless LIA provides written notice of termination of the Agreement to each such Fund at least ten (10) days prior to the end of the then current term.

3.	Miscellaneous.

(a) Nothing herein contained shall be deemed to require the Trust or a Fund to take any action contrary to the Trust’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Trust of its responsibility regarding the affairs of the Trust or a Fund.

(b) Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Investment Management Agreement or the 1940 Act.

The parties hereto have caused this EXPENSE LIMITATION AGREEMENT to be signed by their duly authorized officers as of the 7th day of March 2013.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Kevin J. Adamson	/s/ William P. Flory
Name: Kevin J. Adamson	Name: William P. Flory, Jr.
Title: Vice President	Title: Vice President & Chief Accounting Officer

SCHEDULE A

THIS SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to this Expense Limitation Agreement:

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP American Century VP Mid Cap Value Managed Volatility Fund	0.06%	0.41%	May 1, 2017	April 30, 2018
LVIP Baron Growth Opportunities Fund	0.96%	1.21%	May 1, 2017	April 30, 2018
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.37%	0.72%	May 1, 2017	April 30, 2018
LVIP BlackRock Multi-Asset Income Fund	0.36%	0.61%	May 1, 2017	April 30, 2018
LVIP BlackRock Scientific Allocation Fund	0.73%	0.98%	May 1, 2017	April 30, 2018
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.37%	0.72%	May 1, 2017	April 30, 2018
LVIP Blended Core Equity Managed Volatility Fund	0.00%	0.35%	May 1, 2017	April 30, 2018
LVIP Blended Mid Cap Manage Volatility Fund	0.77%	1.02%	December 9, 2016	December 9, 2018[1]
LVIP ClearBridge Large Cap Managed Volatility Fund	0.10%	0.45%	May 1, 2017	April 30, 2018

1 Effective upon the reorganizations of the LVIP VIP Mid Cap Managed Volatility Portfolio and the LVIP BlackRock U.S. Opportunities Managed Volatility Fund into the LVIP Blended Mid Cap Managed Volatility Fund (the “Acquiring Fund”) on December 9, 2016, LIA agreed to cap the Acquiring Fund’s Operating Expenses at the levels shown above for two years following the reorganizations. The intended effect of this cap is to limit net annual fund operating expense ratio to 0.77% (for standard class) and 1.02% (for service class). Prior to November 30, 2018, LIA should provide notice of the cap’s termination to the Acquiring Fund, in accordance with Section 2 of the Agreement.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP Delaware Wealth Builder Fund	0.71%	0.96%	May 1, 2017	April 30, 2018
LVIP Dimensional International Core Equity Fund	0.68%	0.93%	May 1, 2017	April 30, 2018
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.42%	0.67%	May 1, 2017	April 30, 2018
LVIP Franklin Templeton Value Managed Volatility Fund	0.05%	0.40%	May 1, 2017	April 30, 2018
LVIP Goldman Sachs Income Builder Fund	0.75%	1.00%	May 1, 2017	April 30, 2018
LVIP Invesco Select Equity Managed Volatility Fund	0.14%	0.49%	May 1, 2017	April 30, 2018
Lincoln iShares Fixed Income Allocation Fund	0.15%	N/A	May 1, 2017	April 30, 2018
Lincoln iShares Global Moderate Allocation Fund	0.20%	N/A	May 1, 2017	April 30, 2018
Lincoln iShares U.S. Moderate Allocation Fund	0.19%	N/A	May 1, 2017	April 30, 2018
LVIP JPMorgan Retirement Income Fund	0.45%	0.70%	May 1, 2017	April 30, 2018
LVIP Invesco Diversified Equity-Income Managed Volatility Fund	0.07%	0.42%	May 1, 2017	April 30, 2018
LVIP Managed Risk Profile 2010 Fund	0.30%	0.55%	May 1, 2017	April 30, 2018

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP Managed Risk Profile 2020 Fund	0.30%	0.55%	May 1, 2017	April 30, 2018
LVIP Managed Risk Profile 2030 Fund	0.30%	0.55%	May 1, 2017	April 30, 2018
LVIP Managed Risk Profile 2040 Fund	0.30%	0.55%	May 1, 2017	April 30, 2018
LVIP Managed Risk Profile 2050 Fund	0.30%	0.55%	May 1, 2017	April 30, 2018
LVIP MFS International Equity Managed Volatility Fund	0.20%	0.45%	May 1, 2017	April 30, 2018
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.35%	0.70%	May 1, 2017	April 30, 2018
LVIP PIMCO Low Duration Bond Fund	0.54%	0.79%	May 1, 2017	April 30, 2018
LVIP SSGA Conservative Index Allocation Fund	0.20%	0.45%	May 1, 2017	April 30, 2018
LVIP SSGA International Index Fund	0.41%	0.66%	May 1, 2017	April 30, 2018
LVIP SSGA International Managed Volatility Fund	0.25%	0.50%	May 1, 2017	December 9, 2018[2]
LVIP SSGA Large Cap Managed Volatility Fund	0.25%	0.50%	May 1, 2017	April 30, 2018

2 Effective upon the reorganization of the LVIP BlackRock Emerging Markets Managed Volatility Fund into the LVIP SSGA International Managed Volatility Fund (the “Acquiring Fund”) on December 9, 2016, LIA agreed to cap the Acquiring Fund’s Operating Expenses to the amounts set forth above for two years following the reorganization. The intended effect of this cap is to limit net annual fund operating expense ratio to 0.64% (for standard class) and 0.89% (for service class). Prior to November 30, 2018, LIA should provide notice of the cap’s termination to the Acquiring Fund, in accordance with Section 2 of the Agreement.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP SSGA SMID Cap Managed Volatility Fund	0.25%	0.50%	May 1, 2017	April 30, 2018
LVIP Select Core Equity Managed Volatility Fund	0.10%	0.45%	May 1, 2017	April 30, 2018
LVIP Wellington Mid-Cap Value Fund	0.90%	1.15%	May 1, 2017	April 30, 2018
MASTER-FEEDER FUNDS
LVIP American Global Small Capitalization Fund	0.10% [3] Service II Class	N/A	May 1, 2017	April 30, 2018

3 Applies only to “Other Expenses” as such term is used in the Fund’s prospectus

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of the 10th day of March, 2017, and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Jayson Bronchetti	/s/ William P. Flory, Jr.
Name: Jayson Bronchetti	Name: William P. Flory, Jr.
Title: President	Title: Vice President & Chief Accounting Officer